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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

             Current Report Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

Date of Report: November 27, 1996

                         INNOVATIVE TECH SYSTEMS, INC.
             (Exact Name of Registrant as Specified in its Charter)

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          Illinois                       33-17856-C                        65-0071222
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
(State or other jurisdiction of     (Commission File No.)      (I.R.S. Employer Identification No.)
  incorporation or organization)
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             444 JACKSONVILLE ROAD, SUITE 200, WARMINSTER, PA 18974
             ------------------------------------------------------
                    (Address of Principal Executive Offices)

       Registrant's Telephone Number, Including Area Code: (215) 441-5600

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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

        On November 22, 1996, the Registrant dismissed Coopers & Lybrand, L.L.P., independent accountants, who had previously been engaged as the Registrant's principal accountant to audit the Registrant's financial statements. Coopers & Lybrand's dismissal is to be effective as of December 2, 1996. The Registrant is currently in the process of interviewing candidates to replace Coopers & Lybrand as the Registrant's principal accountant with responsibility for auditing the Registrant's financial statements.

        The decision to change accountants was approved by the Registrant's Board of Directors. The former accountant's report on the Registrant's financial statements for either of the past two years did not contain an adverse opinion or a disclaimer of opinion, nor was either report qualified as to uncertainty, audit scope or accounting principles. During the Registrant's two most recent fiscal years and subsequent interim periods, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountant, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

        Exhibit 16.1 Letter of Coopers & Lybrand, L.L.P. - to be submitted in a post-filing amendment.

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                                   SIGNATURES



        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





DATED: November 27, 1996





                                INNOVATIVE TECH SYSTEMS, INC.

                                By: /s/ Louis J. Desiderio
                                   ----------------------------------
                                        Louis J. Desiderio,
                                        Vice President, Chief Financial Officer
                                        and Assistant Secretary






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